Exhibit 99.2

SINQIA S.A. UNAUDITED CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2023 (In thousands of Brazilian reais - R$)

	Note		06.30.2023	12.31.2022
ASSETS
Current assets
Cash and cash equivalents	5.a	)	119,806	37,941
Short-term investments	5.b	)	98,420	151,766
Trade receivables	6		56,250	40,881
Prepaid expenses			3,398	1,761
Recoverable taxes and contributions	7		6,871	15,840
Other receivables			5,549	2,861

Total current assets			290,294	251,050

Noncurrent assets
Recoverable taxes and contributions	7		3,396	1,321
Financial assets	5.c	)	93,586	99,267
Escrow deposits	15		126	197
Deferred income tax and social contribution	21.b	)	83,532	78,625
Property and equipment	9		45,348	46,740
Intangible assets	10		1,088,372	1,078,113

Total noncurrent assets			1,314,360	1,304,263

TOTAL ASSETS			1,604,654	1,555,313

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

SINQIA S.A. UNAUDITED CONSOLIDATED BALANCE SHEET AS AT JUNE 30, 2023 (In thousands of Brazilian reais - R$)

	Note		06.30.2023	12.31.2022
LIABILITIES
CURRENT LIABILITIES
Debentures	11		37,114	74,500
Leases	23		28,959	24,334
Suppliers and service providers			9,743	4,724
Advances from customers			10,971	19,363
Payroll and related taxes	12		51,514	62,234
Profit for distribution	16.2.b	)	5,658	7,720
Taxes payable	13		9,438	6,115
Payables for investment acquisition	14		47,577	79,101
Other payables			340	491

Total current liabilities			201,314	278,582

NONCURRENT LIABILITIES
Debentures	11		323,567	162,156
Leases	23		39,764	47,439
Taxes payable	13		205	-
Provision for legal claims	15		130,319	139,866
Advances from customers			-	2,990
Payables for investment acquisition	14		75,317	111,637
Put option on non-controlling interests	24		166,247	142,270

Total noncurrent liabilities			735,419	606,358

EQUITY
Capital	16.1		813,303	813,303
Treasury shares	16.4		(56,488)	(58,174)
Share issuance costs	16.5		(48,890)	(48,890)
Transactions with non-controlling shareholders			(136,292)	(126,810)
Capital reserve	16.3		11,778	11,867
Earnings reserves	16.2		59,010	59,010
Loss for the period			(2,672)	-

Total owners’ equity			639,749	650,306

Non-controlling interests			28,172	20,067

Total equity			667,921	670,373

TOTAL LIABILITIES AND EQUITY			1,604,654	1,555,313

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

SINQIA S.A. UNAUDITED CONSOLIDATED STATEMENT OF INCOME FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais – R$, except basic/diluted earnings per share)

	Note		06.30.2023	06.30.2022

NET REVENUE	17		330,835	290,678

Cost of services	18		(199,355)	(169,002)

GROSS PROFIT			131,480	121,676

General, administrative and selling expenses	19		(98,741)	(87,245)

OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSE)			32,739	34,431

Financial income (expense), net	20		(29,624)	(26,244)

PROFIT BEFORE INCOME TAX AND SOCIAL CONTRIBUTION			3,115	8,187

INCOME TAX AND SOCIAL CONTRIBUTION
Current	21.a	)	(7,593)	(11,919)
Deferred	21.a	)	5,069	6,799

NET PROFIT FOR THE PERIOD			591	3,067
ATTRIBUTABLE TO:
Company’s owners			(2,672)	2,998
Non-controlling interests			3,263	69
EARNINGS (LOSS) PER SHARE (in reais – R$)
Basic earnings (loss) per share	22		(0.031)	0.035
Diluted earnings (loss) per share	22		(0.031)	0.035

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

SINQIA S.A. UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais – R$, except basic/diluted earnings per share)

	06.30.2023	06.30.2022

NET PROFIT FOR THE PERIOD	591	3,067

Other comprehensive income	-	-

TOTAL COMPREHENSIVE INCOME FOR THE PERIOD	591	3,067

ATTRIBUTABLE TO:
Owners of the Company	(2,672)	2,998
Non-controlling shareholders	3,263	69

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

SINQIA S.A. UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)

Earnings reserves
	Note	Capital	Capital reserve	Treasury shares	Share issuance costs	Transactions with non- controlling shareholders	Legal reserve	Earnings retention	Retained earnings	Equity	Non- controlling interests	Equity
Balances as at December 31, 2021		813,303	12,227	(40,896)	(48,890)	(61,208)	3,542	43,373	-	721,451	19,081	740,532

Net profit for the period		-	-	-	-	-	-	-	2,998	2,998	69	3,067
Put option on non-controlling interests		-	-	-	-	(65,602)	-	-	-	(65,602)	-	(65,602)
Acquisition of non-controlling interests		-	-	-	-	-	-	-	-	-	7,667	7,667
Purchase of treasury shares	16	-	-	(14,589)	-	-	-	-	-	(14,589)	-	(14,589)
Share-based compensation	16	-	450	-	-	-	-	-	-	450	-	450
Stock option exercise		-	(351)	499	-	-	-	-	-	148	-	148
Balances as at June 30, 2022		813,303	12,326	(54,986)	(48,890)	(126,810)	3,542	43,373	2,998	644,856	26,817	671,673

Earnings reserves
	Note	Capital	Capital reserve	Treasury shares	Share issuance costs	Transactions with non- controlling shareholders	Legal reserve	Earnings retention	Loss for the year	Equity	Non- controlling interests	Equity
Balances as at December 31, 2022		813,303	11,867	(58,174)	(48,890)	(126,810)	4,381	54,629	-	650,306	20,067	670,373

Net profit (loss) for the period		-	-	-	-	-	-	-	(2,672)	(2,672)	3,263	591
Put option on non-controlling interests		-	-	-	-	(9,482)	-	-	-	(9,482)	-	(9,482)
Acquisition of non-controlling interests		-	-	-	-	-	-	-	-	-	4,842	4,842
Share-based compensation	16	-	589	-	-	-	-	-	-	589	-	589
Stock option exercise		-	(678)	1,686	-	-	-	-	-	1,008	-	1,008
Balances as at June 30, 2023		813,303	11,778	(56,488)	(48,890)	(136,292)	4,381	54,629	(2,672)	639,749	28,172	667,921

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

SINQIA S.A. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)

	06.30.2023	06.30.2022

CASH FLOWS FROM OPERATING ACTIVITIES

Net profit for the period	591	3,067
Adjustments to reconcile profit for the period:
Share-based compensation plan	589	350
Depreciation and amortization	47,933	39,654
Income from short-term investments	(7,675)	-
Recognition (reversal) of allowance for doubtful debts	1,221	(282)
Provision (reversal of provision) for legal claims	(12,074)	(1,788)
Interest and inflation adjustment to lawsuits	574	603
Accrued bonuses and profit sharing	8,115	9,417
Interest and PVA incurred	38,866	34,283
Measurement of call and put options	(2,029)	(1,585)
Deferred income tax and social contribution	(5,069)	(6,799)
Provision for current income tax and social contribution	7,593	11,919

Changes in operating assets and liabilities
Trade receivables	(15,950)	(1,691)
Escrow deposits	71	-
Recoverable taxes and contributions	5,160	(4,390)
Other receivables	(4,275)	(8,104)
Suppliers and service providers	4,835	2,587
Payroll and related taxes	(17,962)	(6,526)
Taxes payable	3,364	(393)
Legal claims paid	(1,044)	(1,242)
Advances from customers	(11,382)	(49)

CASH GENERATED BY OPERATIONS	41,452	61,588

Income tax and social contribution paid	(5,697)	(11,788)
Interest paid	(26,635)	(17,092)

NET CASH GENERATED BY OPERATIONS	9,120	40,151

SINQIA S.A. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)

	06.30.2023	06.30.2022

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment and intangible assets	(18,652)	(8,955)
Acquisition of companies, net of cash acquired	(17,058)	(438,637)
Short-term investments	61,021	481,631
Payables for investment acquisition	-	(25,876)
Financial assets - securities	11,589	(14,695)

NET CASH GENERATED BY (USED IN) INVESTING ACTIVITIES	36,900	(6,532)

CASH FLOWS FROM FINANCING ACTIVITIES

Amortization of debentures	(125,659)	(5,773)
Payment of leases	(11,776)	(9,044)
Debentures issued	250,000	-
Purchase of treasury shares	-	(14,589)
Payment of dividends	(3,231)	(6,470)
Payables for investment acquisition	(73,489)	-

NET CASH USED IN FINANCING ACTIVITIES	35,845	(35,876)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	81,865	(2,257)

Cash and cash equivalents at the beginning of the period	37,941	24,192
Cash and cash equivalents at the end of the period	119,806	21,935

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	81,865	(2,257)

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)

1	GENERAL INFORMATION

1.1	Operations

Sinqia S.A. (“Company”) is a publicly-held company, with head office at Rua Bela Cintra, 755 - 7º andar, in the City of São Paulo, State of São Paulo, whose shares are traded in the “Novo Mercado” segment of B3 – Brasil, Bolsa, Balcão.

The Company was established in 1996 and is primarily engaged in the provision of technology for the financial sector.

The Company is the Parent of Sinqia Tecnologia Ltda., Torq Inovação Digital Ltda., Homie do Brasil Informática Ltda, Rosk Software S.A., and indirect Parent of Lote45 Participações S.A. and Compliasset Software e Soluções Digitais S.A., which are engaged in providing supplementary services in connection with the Company’s operations.

These unaudited interim financial statements were approved and authorized for disclosure by the Board of Directors on September 11, 2023.

1.2	Basis of preparation, presentation of interim financial statements, and summary of significant accounting policies

The consolidated interim financial statements have been prepared and are presented in accordance with IAS 34 - Interim Financial Reporting issued by the International Accounting Standards Board (“IASB”). The consolidated interim financial statements should be read together with the consolidated financial statements for the year ended December 31, 2022 (hereinafter referred to as “financial statements for December 31, 2022”).

There were no changes to the significant accounting policies in relation to those described in note 27 to the financial statements for the year ended December 31, 2022.

The consolidated financial statements have been prepared on the historical cost basis, except for the measurement of certain assets and liabilities such as those arising from financial instruments, which are measured at fair value.

The preparation of interim financial statements requires Management to use certain critical accounting estimates and exercise judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment and complexity, as well as those where assumptions and estimates are significant to the interim financial statements, are disclosed in note 2.

At the date of approval of the interim financial statements, Management reasonably expects that the Company has appropriate resources to continue as a going concern in the foreseeable future. Therefore, it continues to adopt the going concern basis of accounting in preparing the financial statements.

Management asserts that all relevant information for the consolidated interim financial statements, and only this information, is being disclosed and corresponds to the information used in managing the Company.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
The unaudited interim financial statements are expressed in thousands of reais (R$), rounded to the nearest thousand, unless otherwise stated.

1.3	Consolidation

The Company consolidates all entities over which it exercises control, i.e., when it is exposed, or has rights, to variable returns arising from its involvement with the investee and has the ability to steer the investee’s relevant activities.

The equity interests in the subsidiaries, which are all domiciled in Brazil, are shown below:

Direct subsidiaries	12.31.2022	12.31.2021	Core business

Sinqia Tecnologia Ltda.	100%	100%	Mainly engaged in the licensing, support and maintenance of standardized applications. It also develops new solutions, customizations and provides specialized IT consulting.
Torq Inovação Digital Ltda.	100%	100%	CVC’s (Corporate Venture Capital) arm of the operation, engaged in strengthening the company’s innovation and accelerated growth strategy through indirect investments in the fintech ecosystem.
Homie do Brasil Informática Ltda.	60%	60%	Engaged in developing e-signature solutions, in batch or not, with a series of companies and powers of authority.
Rosk Software S.A.	-	51%	Mainly engaged in the management of the post-credit flow and digital debt renegotiation.

Indirect subsidiaries	12.31.2022	12.31.2021	Core business

Lote45 Participações.	52%	-	Engaged in managing risks for asset managers.
Compliasset Software e Soluções Digitais S.A.	60%	-	Engaged in managing regulatory compliance programs within the SaaS model.

2	CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Accounting estimates and judgments are continually assessed and are based on past experience and other factors, including expectations of future events that are considered to be reasonable under the circumstances. In the quarter ended June 30, 2023, there were no changes in estimates and assumptions that would pose a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities for the current year, in relation to those detailed in the annual financial statements.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
2.1	Critical accounting estimates and assumptions

There were no changes to the critical accounting estimates and assumptions in relation to those described in note 27 to the consolidated financial statements for December 31, 2022.

2.2	Critical judgments in applying accounting policies

There were no changes to the critical judgments exercised in applying accounting policies in relation to those described in note 27 to the consolidated financial statements for December 31, 2022.

2.3	New standards, amendments, and interpretations of technical pronouncements

The Company’s Management assessed the new standards, amendments and existing interpretations upon the first-time adoption on January 1, 2023, and concluded that there is no material impact on the Company’s consolidated interim financial statements.

3	FINANCIAL RISK MANAGEMENT

3.1	Financial risk factors

There were no changes to the financial risk factors and the policy for the management of such risks in relation to those described in the consolidated financial statements for December 31, 2022, issued on September 11, 2023.

3.2	Capital management

The Company’s capital management aims at ensuring a strong credit rating with the institutions and an optimal capital ratio, in order to support the Company’s business and maximize the value to shareholders.

The Company controls its capital structure by making adjustments and conforming to the current economic conditions. To maintain this structure adjusted, the Company may pay dividends, return capital to shareholders, raise new borrowings, issue promissory notes and enter into derivative transactions.

3.3	Fair value estimate

There were no changes to the fair value measurement criteria or techniques applicable to assets and liabilities, including as regards the classification of financial instruments, in relation to those disclosed in the financial statements for December 31, 2022.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
3.4	Offset of financial instruments

Financial assets and financial liabilities are offset (with the same counterparty) and the net amount is reported in the balance sheet when there is a legally enforceable right to set off the amounts recognized and the intent to either settle them on a net basis, or to realize the asset and settle the liability simultaneously.

4	SEGMENT REPORTING

The Company’s entities are engaged in the supply of goods and provision of information technology services, in addition to consulting services, for the financial sector. Even though the goods are provided to several segments inside the financial institutions, they are not controlled and managed by Management as independent segments, and the Company’s results of operations are controlled, monitored and assessed on an integrated basis.

Therefore, due to Management’s joint control and management approach, it is possible to conclude that the Company operates effectively in one single segment, despite providing its goods and services to several sectors inside the financial institutions.

5	CASH AND CASH EQUIVALENTS

a) Cash and cash equivalents

	06.30.2023	12.31.2022

Banks	3,655	2,143
Highly liquid fixed-income securities in local currency (i)	116,151	35,798

	119,806	37,941

b) Short-term investments

	06.30.2023	12.31.2022

Fixed-income securities in local currency (i)	84,624	151,766
Guarantee amounts (ii)	13,796	-

	98,420	151,766

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
c) Financial assets

	06.30.2023	12.31.2022

Guarantee amounts (ii)	25,500	38,563
Investments in private entities (iii)	46,929	44,828
Derivative financial instruments (iv)	21,157	15,876

	93,586	99,267

(i) The amounts correspond to cash intended for investing activities, including future business combinations. The Company has financial investment policies establishing that investments are concentrated on low-risk securities and are substantially remunerated based on the percentage fluctuation of the Interbank Deposit Certificate (CDI) rate. Therefore, they refer to investments in fixed-income investment funds, repurchase agreements and Bank Deposit Certificates (CDBs), yielding interest rate ranging from 85% to 103% of the CDI rate as at December 31, 2022 and with immediate liquidity, that is, without grace period for redemptions.

(ii) The guarantee amounts correspond mainly to investments in fixed-income investment funds, yielding equivalent average interest rate ranging from 106.59% to 115.20% of the CDI rate, maintained as guarantee for the payables for investment acquisition and debentures.

(iii) The amounts correspond to the fair value of investments in preferred shares issued by Celcoin Pagamentos S.A., Equity Funds and loans convertible into shares.

(iv) The amounts refer to call options on non-controlling interests in subsidiaries Homie do Brasil Informática Ltda., Rosk Software S.A., Lote45 Participações S.A. and Compliasset Software e Soluções Digitais S.A.

6	TRADE RECEIVABLES

	06.30.2023	12.31.2022

Billed amounts	42,437	34,449
Unbilled services (i)	16,129	7,511
Estimated losses on doubtful debts	(2,316)	(1,079)

	56,250	40,881

(i) The amount of unbilled services refers to the revenue from services actually provided to customers but which have not been billed up to the reporting date.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
(ii) The variations in estimated losses on doubtful debts are broken down as follows:

	06.30.2023	06.30.2022

Balance at the beginning of the period	(1,079)	(2,578)
Additions due to business acquisition (i)	(25)	-
Additions	(1,271)	(589)
Reversals	50	584
Actual losses	9	872

Balance at the end of the period	(2,316)	(1,711)

(i) Refers to the acquisition of Compliasset Software e Soluções Digitais S.A. on March 7, 2023.

The aging list of receivables is broken down as follows:

	06.30.2023	12.31.2022

Unbilled services	16,129	7,511
Current	36,313	29,869
Past-due:
Up to 90 days	3,790	3,481
From 91 to 180 days	1,228	248
From 181 to 270 days	70	33
From 271 to 360 days	175	20
Over 360 days	861	798

	58,566	41,960

7	RECOVERABLE TAXES AND CONTRIBUTIONS

	06.30.2023	12.31.2022

Withholding income tax (IRRF) and income tax and social contribution (IRPJ/CSLL) for offset (i)	10,218	17,046
Withholding taxes on revenue (PIS and COFINS) and social contribution (CS)	26	47
Other	23	68

	10,267	17,161

Current	6,871	15,840
Noncurrent	3,396	1,321

(i) Refers to the withholding income tax and prepaid income tax and social contribution.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
8	RELATED PARTIES

a)	Information on related parties

The Company has a related-party transaction policy, which is reviewed and approved by the Board of Directors, as set forth in the Company’s bylaws.

The transactions between the Group companies refer to the sharing of expenses, mainly administrative, and are carried out based on agreements entered into among the parties. There are no intragroup transactions involving the purchase and sale of goods and services.

b)	Management compensation

The Company has no additional post-employment obligation and does not offer other long-term benefits, such as leave of absence and other benefits for length of service. The Company also does not offer other severance benefits to its Senior Management, other than those prescribed by the Brazilian labor laws.

Short-term benefits

The Annual Shareholders’ Meeting set management’s annual overall compensation for FY2023, limited to the amount of R$22,778 thousand (R$13,003 thousand for FY2022).

Short-term compensation includes wages, payroll taxes, benefits and variable bonus, summarized as follows:

	06.30.2023	06.30.2022

Payroll and related taxes	5,217	2,620
Benefits	748	212
Variable bonus and share-based payment	4,811	1,753
	10,776	4,585

c)	Stock Option Plan

The Stock Option Plan (“Plan”) provides for the granting of call options of the Company’s common shares (“Options”). The purpose of the Plan is to (a) attract, retain and engage key professionals for the Company’s management (“Beneficiaries”), (b) align the Beneficiaries’ interests with those of the Company and its shareholders in a long-term perspective and (c) encourage the Beneficiaries to contribute to the Company’s good performance.

Number of shares included in the Plan: The options granted under the Plan, including those already exercised or not, and without considering those cancelled due to dismissal, death, permanent disability or retirement, can confer rights on common shares representing up to 3% of the Company’s capital on the Plan approval date.

Option exercise: The options granted can be exercised provided that the terms and conditions set out in this Plan and by the Board of Directors, in addition to the terms and conditions set out in the respective Option Agreements, are fulfilled. The Beneficiary can exercise all or part of the exercisable Options, it being, therefore, established that the Beneficiary must exercise at least 25% of the exercisable Options held by it on each partial exercise of the Options. The exercise of part of the Options by the Beneficiary will not impair the exercise of the other Options held.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
The Company recognizes in profit or loss, during the period services are provided, the grace period and the cost on the compensation payable to the beneficiaries based on the fair value of the options on the grant date, using the Black-Scholes model to determine the fair value of the options. In the period ended June 30, 2023, R$589 was recorded in line item “Stock Options”. The Company will settle this share-based compensation plan by delivering its own shares, which will be held in treasury until the actual exercise of the shares by the beneficiaries.

The main events related to the effective plans, the variables used in calculations and results are as follows:

Grants				Fair value assumptions
Date	Number of stock options	Exercise price in reais	Fair value of the shares in reais	Volatility	Risk-free rate	Maturity period
09/30/2019	98,646	22.08	18.70	47.82%	9.75%	4 years
03/31/2021	200,424	17.24	25.50	48.26%	6.00%	4 years
05/31/2021	86,382	29.56	22.46	47.82%	7.00%	4 years
09/02/2021	70,044	30.03	23.10	47.82%	7.00%	4 years
04/30/2022	273,008	14.90	19.08	47.82%	9.38%	4 years
04/20/2023	641,069	9.10	18.79	45.09%	9.78%	4 years

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
9	PROPERTY AND EQUIPMENT

The Company’s property and equipment are stated at acquisition cost and the depreciation of assets is calculated on a straight-line basis and takes into consideration the estimated economic useful life of the assets. The details on the Company’s property and equipment are shown in the tables below:

06.30.2023	12.31.2022
	Useful life		Accumulated
	(years)	Cost	depreciation	Net	Net

Facilities and improvements	9 – 10	9,617	(6,297)	3,320	3,553
Electric devices and materials	9 – 12	730	(491)	239	271
Furniture and fixtures	9 – 12	3,481	(2,304)	1,177	1,476
Right-of-use asset	2 – 10	39,721	(14,509)	25,212	26,565
Computers and peripherals	4 – 5	25,246	(12,640)	12,606	11,990
Vehicles	5	265	(91)	174	205
Buildings	25	2,798	(178)	2,620	2,680

		81,858	(36,510)	45,348	46,740

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
	Facilities and improvements	Electric devices and materials	Furniture and fixtures	Right-of-use asset	Computers and peripherals	Vehicles	Buildings	Total

Balances as at December 31, 2021	5,561	329	1,807	28,384	11,750	-	-	47,831

Additions	1,044	5	350	-	4,805	-	-	6,204
Additions relating to IFRS 16	-	-	-	3,517	-	-	-	3,517
Additions due to business acquisition	170	74	540	-	368	268	2,849	4,269
Write-offs	-	-	-	-	(6)	-	-	(6)
Depreciation	(3,222)	(137)	(1,221)	(5,336)	(4,927)	(63)	(169)	(15,075)

Balances as at December 31, 2022	3,553	271	1,476	26,565	11,990	205	2,680	46,740

Additions	8	-	34	-	2,695	-	-	2,737
Additions relating to IFRS 16 (i)	-	-	-	1,443	-	-	-	1,443
Additions due to business acquisition (ii)	62	-	19	85	28	-	-	194
Depreciation	(303)	(32)	(352)	(2,881)	(2,107)	(31)	(60)	(5,766)
Balances as at June 30, 2023	3,320	239	1,177	25,212	12,606	174	2,620	45,348

(i)	The additions relating to IFRS 16 consist of the recognition of the right of use of new property lease contracts.

(ii)
In 2022, it refers to assets derived from the business combination of Newcon Software Ltda., Sinqia Seguridade Ltda. and Lote45 Participações S.A. and, in 2023, from the business combination of Compliasset Software e Soluções Digitais S.A.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
10	INTANGIBLE ASSETS

06.30.2023	12.31.2022
	Useful life (years)	Cost	Accumulated amortization and impairment	Net	Net

Goodwill on acquisition of subsidiaries	-	647,888	(2,860)	645,028	630,596
Software licenses	1-5	40,412	(28,372)	12,040	8,988
Trademarks and patents	5-10	62,822	(14,349)	48,473	51,044
Software acquired	5	106,848	(42,551)	64,297	65,152
Customer portfolio	10	338,749	(69,248)	269,501	276,303
Non-compete agreement	5	4,036	(3,313)	723	1,121
Development of new products	5	9,634	-	9,634	4,262
Right of use - servers	1-3	70,369	(31,693)	38,676	40,647
		1,280,758	(192,386)	1,088,372	1,078,113

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
	Goodwill on acquisition of subsidiaries (i)	Software licenses	Trademarks and patents	Software acquired	Customer portfolio	Non-compete agreement	Development of new products	Right-of-use assets	Total

Balances as at December 31, 2021	285,286	5,054	19,729	38,648	89,844	1,916	-	48,406	488,883

Additions	-	12,536	-	-	-	-	4,262	-	16,798
Additions – right of use	-	-	-	-	-	-	-	8,323	8,323
Additions due to business acquisition	345,310	2,876	39,610	39,607	216,757	-	-	-	644,160
Amortization	-	(11,478)	(8,295)	(13,103)	(30,298)	(795)	-	(16,082)	(80,051)

Balances as at December 31, 2022	630,596	8,988	51,044	65,152	276,303	1,121	4,262	40,647	1,078,113

Additions	-	10,541	-	-	-	-	5,372	-	15,913
Additions – right of use (ii)	-	-	-	-	-	-	-	8,993	8,993
Additions due to business acquisition (iii)	14,432	-	1,527	6,204	7,321	-	-	-	29,484
Write-offs	-	-	-	-	-	-	-	(1,964)	(1,964)
Amortization	-	(7,489)	(4,098)	(7,059)	(14,123)	(398)	-	(9,000)	(42,167)

Balances as at June 30, 2023	645,028	12,040	48,473	64,297	269,501	723	9,634	38,676	1,088,372

(i)	The total goodwill balance is allocated to the Company’s sole cash-generating unit.

(ii)	The additions relating to IFRS 16 consist of the recognition of the right of use of new server lease contracts.

(iii)	Refers to assets derived from the business combination of Compliasset Software e Soluções Digitais S.A.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
11	DEBENTURES

	Charges	Maturity	06.30.2023	12.31.2022

1st issuance of debentures (i)	CDI+1.50%	02/22/2024	-	14,634
2nd issuance of debentures (ii)	CDI+2.30%	07/15/2026	113,450	222,022
3rd issuance of debentures (ii)	CDI+2.30%	06/27/2028	247,231	-

Total			360,681	236,656

Current			37,114	74,500
Noncurrent			323,567	162,156

(i)	The first issuance of simple, non-convertible debentures is guaranteed by credit rights arising from receivables. The remaining balance of such issuance was settled in June 2023.

(ii)
The second issuance of simple, non-convertible debentures is guaranteed by credit rights from the current accounts linked to the transaction and the funds deposited in these accounts, arising from the agreements entered into between the Company and its customers. A portion of such issuance balance was paid in June 2023.

(iii)
The third issuance of simple, non-convertible debentures is guaranteed by credit rights from the current accounts linked to the transaction and the funds deposited in these accounts, arising from the agreements entered into between the Company and its customers.

On June 26, 2023, the Company’s Board of Directors approved the optional acquisition of all simple, non-convertible debentures, with real and fidejussory guarantee of the Company’s 1st issuance, issued on February 21, 2019 (“1st Issuance Debentures”), and 100,000 simple, non-convertible, unsecured debentures, in one single series, with real and fidejussory guarantee of the Company’s 2nd issuance, issued on July 15, 2021 (“2nd Issuance Debentures”, together with the 1st Issuance Debentures, the “Debentures”) (“Optional Acquisition”).

The variations in debentures are as follows:

	06.30.2023	06.30.2022

Balance at the beginning of the period	236,656	173,639
Borrowings	250,000	-
Interest incurred	17,407	11,619
Interest paid	(17,723)	(11,603)
Amortization	(125,659)	(5,773)

Balance at the end of the period	360,681	167,882

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
The expected payment of debentures is as follows:

	06.30.2023	06.30.2022

2023	19,163	21,509
2024	67,152	49,305
2025	98,403	38,855
2026	83,178	36,764
2027	61,856	21,449
2028	30,929	-

	360,681	167,882

(a)	Covenants

Debentures are subject to financial covenants that must be determined as at December 31. In 2022, the net debt-to-Ebitda ratio must be lower than or equal to 3, and from 2023 to 2028 the net debt-to-Ebitda ratio must be lower than or equal to 2.75.

The gross debt corresponds to the sum of short- and long-term debentures, plus (i) discounted securities with recourse and factoring, (ii) leases, except if the lease derives from operating property rental agreements and server use agreements, (iii) non-convertible fixed-income securities from public or private issuance, at the local or international markets, (iv) liabilities arising from derivative financial instruments, (v) acquirees’ financial debts, provided that the share is higher than 50% of the acquiree’s capital, not yet consolidated, (vi) debts and convertible securities, and (vii) borrowings net of loans, duly represented in the Issuer’s consolidated balance sheet, in line item “Debentures” in the consolidated quarterly financial information or consolidated annual financial statements.

Net debt means the aggregate of gross debt net of cash, demand deposits, cash invested in financial assets with the expected generation of value over time available in less than 360 days.

Non-financial covenants include accelerated maturity clauses as a result of events not restricted to the financial scope, according to common market practices.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
12	PAYROLL AND RELATED TAXES

	06.30.2023	12.31.2022

Social Security Tax (INSS) and Severance Pay Fund (FGTS) payable	8,320	10,172
13th salary	3,004	-
Withholding income tax (IRRF) on wages	5,629	7,256
Vacation pay	30,077	26,655
Bonus, commission, and profit sharing (i)	2,777	17,320
Other	1,707	831

	51,514	62,234

(i)
The accrued bonuses and profit sharing are recorded on a monthly basis and depend on the attainment of corporate and employees’ individual goals. These amounts are paid in March and/or April of the subsequent year.

13	TAXES PAYABLE

	06.30.2023	12.31.2022

Income tax (IR) and social contribution (CS) payable	5,124	3,252
Service tax (ISS) payable	2,235	1,907
Taxes on revenue (PIS/COFINS) payable	1,826	769
Other taxes payable	458	187

	9,643	6,115

Current	9,438	6,115
Noncurrent	205	-

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
14	PAYABLES FOR INVESTMENT ACQUISITION

Refer to installments payable for acquisition of investments made by the Company and its subsidiaries, negotiated for installment payment, and for agreements not subject to indexed market interest rates, they are adjusted to present value (using an average rate ranging between 4.5% and 11.0%, reflecting the third-party capital rate for the acquisition period). The respective amounts are recorded in current and noncurrent liabilities as follows:

	06.30.2023	12.31.2022

Acquisition:
Atena	3,243	4,082
ADSPrev	530	1,070
SoftPar	3,083	6,230
Stock&Info	1,037	965
Tree Solution	3,389	3,203
Fromtis	3,244	7,516
ISP	32,880	42,372
Dendron	1,800	3,568
Simply	2,200	4,361
Lote45	-	26,833
Mercer	4,559	7,316
Newcon	61,428	83,222
Compliasset	5,401	-

	122,894	190,738

Current	47,577	79,101
Noncurrent	75,317	111,637

The variations in payables for investment acquisition are as follows:

	06.30.2023	06.30.2022

Balance at the beginning of the period	190,738	93,818
Interest incurred	5,951	4,060
Addition due to business acquisition (i)	5,217	109,031
Interest paid	(5,523)	(1,194)
Amortization	(73,489)	(25,876)

Balance at the end of the period	122,894	179,839

(i) Refers to amounts arising from the acquisition of Compliasset Software e Soluções Digitais S.A.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
	06.30.2023	06.30.2022

2022	-	5,071
2023	1,564	66,592
2024	53,521	43,712
2025	30,235	28,701
2026	24,436	23,134
2027	13,138	12,629

	122,894	179,839

15	PROVISION FOR LEGAL CLAIMS

In the normal course of its activities, the Company is a party to tax, civil and labor lawsuits. Management, supported by the opinion of its legal counsel, assesses the expected outcome of ongoing lawsuits and determines the need to recognize a provision based on the best estimate of the disbursement required to settle the present obligation on the balance sheet date.

The table below shows the position of the provisions for legal claims:

	06.30.2023	12.31.2022

Civil	10,785	11,784
Labor	43,016	46,982
Tax	76,518	81,100

	130,319	139,866

The variations in the provision for legal claims are as follows:

	06.30.2023	06.30.2022

Balance at the beginning of the period	139,866	58,347
Additions (i)	1,185	1,954
Additions due to business acquisition (ii)	2,997	72,942
Reversals	(13,259)	(3,742)
Interest incurred	574	603
Payments	(1,044)	(1,242)

Balance at the end of the period	130,319	128,862

(i) Additions include new lawsuits and changes in amounts of lawsuits already recorded.

(ii) Refers to amounts arising from the acquisition of Compliasset Software e Soluções Digitais S.A. on March 7, 2023, and acquisition of Newcon Software Ltda., Sinqia Seguridade Ltda. and Lote45 Participações S.A.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
The Company and its subsidiaries are parties to labor and tax lawsuits whose risk of loss is classified as possible, based on the opinion of the Company’s legal counsel and Management, and for which no provision was recognized. As at June 30, 2023, the adjusted value of the matter in controversy, related to these lawsuits, is R$32,315 in Parent (R$33,030 as at December 31, 2022) and R$34,019 in Consolidated (R$35,082 as at December 31, 2022). Also, as at June 30, 2023, the Company has escrow deposits amounting to R$104 in Parent (R$187 as at December 31, 2022) and R$126 in Consolidated (R$197 as at December 31, 2022).

a)	Labor

On an overall basis, labor lawsuits discuss overtime, health hazard and/or hazardous duty premiums, wage parity, vacation, pain and suffering arising from accident-related lawsuits, occupational disease, subsidiary liability involving service providers, etc.

b)	Tax

Tax lawsuits refer to legal claims involving municipal and federal taxes, in particular requests for offset and/or refund not approved, in addition to tax risks identified in acquisition processes.

c)	Civil

Civil lawsuits refer mainly to lawsuits filed under the allegation of certain problems in the provision of services offered and refund of amounts.

16	EQUITY

16.1	Capital

The Board of Directors approved the Company’s capital increase at the meeting held on August 26, 2021, within the authorized capital limit, pursuant to Art. 5 of the Bylaws, in the amount of R$400,042, upon the issuance of 17,393,160 common shares.

The Company’s capital amounts to R$813,303 and is currently represented by 87,941,972 registered common shares, without par value. The holders of common shares have the right to one vote per share at the meetings of the Company’s shareholders.

The table below shows the number of shares held by shareholders holding 5% or more of the Company’s common shares, in addition to treasury shares.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
		06.30.2023		12.31.2022
Shareholders	Shares	%	Shares	%

HIX Investimentos Ltda.	10,688,562	12.15%	9,588,025	10.90%
SK Tarpon	6,874,500	7.82%	4,405,877	5.01%
Antônio Luciano de Camargo Filho	6,483,352	7.37%	6,483,752	7.37%
Bernardo Francisco Pereira Gomes	5,675,750	6.45%	5,689,450	6.47%
Treasury shares	3,262,377	3.71%	3,362,360	3.82%
Other shareholders (i)	54,957,431	62.50%	58,412,508	66.43%

	87,941,972	100.00%	87,941,972	100.00%

(i) Substantially refer to free float.

16.2	Earnings reserve

The earnings retention reserve is comprised of the legal reserve and the earnings retention reserve arising from the allocations of capital budgets approved at the Annual General Meetings.

a)	Legal reserve

As at December 31, 2022, the legal reserve was recognized in the amount of R$832. As for 2023, a legal reserve will be recognized as at December 31, 2023.

b)	Dividends and interest on capital

As at December 31, 2022, dividends were distributed in the amount of R$4,690. As for 2023, dividends will be calculated up to December 31, 2023.

16.3	Capital reserve

The balances of capital reserves primarily consist of the effects from the share-based compensation plan and changes in the purchase and sales prices of treasury shares.

A variation in the amount of R$589 was recognized in 2023 (R$878 in 2022) referring to the share-based compensation plans.  There was a variation in the amount of (R$678) ((R$1,238) in 2022) in the capital reserve relating to the exercised shares not yet transferred to beneficiaries, less the difference between the purchase price and the sales price of treasury shares already transferred.

As at June 30, 2023, the balance is R$11,778.

16.4	Treasury shares

In 2023, no shares were acquired (R$21,658 in 2022); however, the exercised shares were transferred under the Stock Option plan, for the amount of R$1,686 (R$4,380 in 2022), resulting in a balance of treasury shares in the amount of R$56,488 (R$58,174 as at December 31, 2022).

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
16.5	Share issuance costs

Share issuance costs reflect the changes in equity arising from the issuance of new shares. In 2021 costs in the amount of R$24,975 were recorded, relating to the Company’s capital increase, within the authorized capital limit, pursuant to Art. 5 of the Bylaws.

16.6	Non-controlling interests

Non-controlling interests refer to the interest held by the shareholders of Homie do Brasil Informática Ltda., Rosk Software S.A., Lote45 Participações S.A. and Compliasset Software e Soluções Digitais S.A., which together correspond to the amount of R$28,172 in 2023 (R$20,067 in 2022).

17	NET OPERATING REVENUE

	06.30.2023	06.30.2022

Software	283,790	246,794
Services	47,045	43,884

	330,835	290,678

The average rate of taxes on sales in the period was 10.18% for the Consolidated (9.55% as at June 30, 2022), including taxes on revenue (PIS/PASEP and COFINS), Service Tax (ISSQN) and Social Security Contribution (INSS).

18	COSTS OF SERVICES

	06.30.2023	06.30.2022

Outside services	27,583	25,797
Personnel, payroll taxes and benefits	161,147	136,149
Depreciation and amortization	6,164	5,105
Other costs	4,461	1,951

	199,355	169,002

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
19	GENERAL, ADMINISTRATIVE AND SELLING EXPENSES

	06.30.2023	06.30.2022

Outside services	6,109	6,787
Personnel, payroll taxes, benefits and bonuses	52,486	39,341
Commissions	2,946	2,309
Rents, insurance, common area maintenance fees and other	1,797	1,488
Increase in (reversal of) provision for legal claims	(12,074)	1,958
Increase in (reversal of) allowance for doubtful debts	1,221	(282)
Depreciation and amortization	41,769	30,803
Other expenses	4,487	4,841

	98,741	87,245

20	FINANCIAL INCOME (EXPENSE)

	06.30.2023	06.30.2022

Financial income:
Income from short-term investments	7,675	7,443
Fair value adjustment to financial instruments	2,029	-
Other finance income	1,017	144
	10,721	7,587

Financial expenses:
Interest on investment acquisition	(5,951)	(4,060)
Interest on debentures	(17,407)	(11,619)
Interest on leases	(3,639)	(4,343)
Present value adjustment to call/put option	(11,869)	(12,676)
Interest and inflation adjustment to lawsuits	(574)	(603)
Other finance costs	(905)	(530)
	(40,345)	(33,831)

Financial income (expenses), net	(29,624)	(26,244)

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
21	PROVISION FOR INCOME TAX AND SOCIAL CONTRIBUTION

Current income tax and social contribution were computed based on effective tax rates and deferred income tax and social contribution are calculated on temporary differences and tax loss carryforwards.

a)	Reconciliation of income tax and social contribution (expense) income

The following amounts of current and deferred income tax and social contribution were recognized in profit or loss for the periods:

	06.30.2023	06.30.2022

Profit before income tax and social contribution	3,115	8,187
Statutory rate	34%	34%
Income tax and social contribution at the combined rate	(1,059)	(2,784)

Adjustments to the effective rate:	-	-
Bonus expenses	(2,779)	(1,853)
Deemed income in subsidiaries (i)	693	627
Other permanent differences	621	(1,110)

Income tax and social contribution expenses	(2,524)	(5,120)

Income tax and social contribution:
Current	(7,593)	(11,919)
Deferred	5,069	6,799

(i) Difference relating to Group companies that elect to calculate income tax and social contribution under the deemed income regime.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
b)	Deferred income tax and social contribution - assets

Deferred income tax and social contribution are broken down as follows:

	06.30.2023	06.30.2022

Noncurrent assets
Tax loss carryforwards	64,874	47,688
Allowance for doubtful debts	778	559
Accrued profit sharing	-	294
Provisions for legal claims and other obligations	35,198	41,470
Amortization of tax goodwill in business combinations	(23,893)	(21,819)
Other provisions	(53)	(186)
Change in the fair value of financial assets	4,990	1,643
Leases	1,638	9,545

	83,532	79,194

22	EARNINGS PER SHARE

Basic earnings (loss) per share are calculated by dividing profit for the period attributable to the holders of the Company’s common shares, by the weighted average number of common shares outstanding during the period.

Diluted earnings (loss) per share are calculated by dividing profit for the period, attributable to the holders of the Parent’s common shares, by the weighted average number of common shares outstanding during the period, plus the weighted average number of common shares that would be issued upon conversion of all potential diluted common shares into common shares.

The tables below show profit or loss and share data used to calculate basic and diluted earnings per share:

a) Basic earnings (loss) per share

	06.30.2023	06.30.2022

Net profit (loss) attributable to the Company’s owners	(2,672)	2,998
Weighted average number of outstanding common shares	86,346,025	84,892,257

Basic earnings (loss) per share – R$	(0.031)	0.035

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
b) Diluted earnings (loss) per share

	06.30.2023	06.30.2022

Net profit (loss) attributable to the Company’s owners	(2,672)	2,998
Weighted average number of outstanding common shares	86,346,025	84,892,257
Potential increase in common shares due to the stock option and restricted share plan (*)	-	906,220

Diluted earnings (loss) per share - R$	(0.031)	0.035

(*) As the Company reported losses in the second quarter of 2023, the potential increase in common shares was not considered as the stock option and restricted share plan has a dilutive effect on earnings (loss) per share.

23	LEASES

Lease liabilities were recognized as prescribed by accounting standard IFRS 16 in connection with the recognition of future payment liability and right of use of leased assets for all contracts within the scope of the standard. For current leases, the average discount rate of 8.53% was used.

	Final maturity	06.30.2023	12.31.2022

Belo Horizonte office	12/31/2028	5,658	5,761
São Paulo office	07/01/2028	21,912	22,535
Curitiba office	08/31/2023	158	617
Taubaté office	04/01/2025	88	-
Oracle do Brasil (servers)	12/31/2023	317	-
Solo Network (servers)	07/31/2025	40,590	40,759
Claranet (servers)	09/30/2026	-	2,101

Total		68,723	71,773

Current		28,959	24,334
Noncurrent		39,764	47,439

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
The variations in leases are as follows:

	06.30.2023	06.30.2022

Balance at the beginning of the period	71,773	79,470

Additions	10,536	9,645
Interest incurred	3,639	4,343
Interest paid	(3,389)	(4,295)
Amortization	(11,776)	(9,044)
Write-offs	(2,060)	-

Balance at the end of the period	68,723	80,119

24	PUT OPTION ON NON-CONTROLLING INTERESTS

As part of the business combinations where the acquiree’s capital was partially acquired, the Company issued a put option for sale of the remaining portion to the non-controlling shareholders. The put option was recorded based on the expected future exercise price, discounted at present value. The option exercise price will be measured based on the revenue multiple, which will be determined by the EBITDA margin on a future date.

Currently, the following options were issued.

	Exercise date	06.30.2023	12.31.2022

Homie do Brasil Informática Ltda.	07/31/2025	19,598	17,982
Rosk Software S.A.	04/30/2025 and 04/30/2026	35,512	32,799
Lote45 Participações S.A.	04/30/2027	98,400	91,489
Compliasset Software e Soluções Digitais S.A.	09/30/2026	12,737	-

Total		166,247	142,270

25	NON-CASH TRANSACTIONS

The investing and financing transactions not involving the use of cash or cash equivalents are not included in the statement of cash flows. The Company carried out the following non-cash investing and financing activities:

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
	06.30.2023	06.30.2022

Recognition of lease assets/liabilities	8,376	9,903
Portion retained in the payment for investment acquisition	300	110,041
Business combination	(3,665)	(309,877)

26	BUSINESS COMBINATIONS

A business combination is a transaction or another event through which an acquirer obtains control of one or more businesses, regardless of the legal form of the transaction. The acquisition method is applied for transactions where control is obtained. Business combinations of entities under common control are accounted for at cost. Under the acquisition method, the identifiable assets acquired, and liabilities assumed are measured at their fair value, with limited exceptions.

During 2022, three entities were acquired: (i) Newcon Software S.A., (ii) Mercer Seguridade Ltda., and (iii) Lote45 Participações Ltda. The goodwill recognized on these acquisitions, in the amount of R$341,854, corresponds to the amount of future economic benefits (goodwill) arising from the synergies resulting from acquisitions carried out, which are aligned with the Company’s strategy of increasing its market share in the Consortium (Newcon), Pension Plan (Mercer) and Funds (Lote45) segments.

In 2023, Compliasset was acquired. The transaction involved the initial amount of R$17,700 payable at sight and (ii) the retained portion of R$300 that will be paid within 150 days from the acquisition date.

a)	Newcon Software S.A.

On January 6, 2022, the Company completed the acquisition of a 100% stake in Newcon Software S.A., through its subsidiary Sinqia Tecnologia. The transaction involved the initial amount of R$338,872, disbursed on the acquisition date, and the total amount of R$82,500 payable in five annual installments, of which two installments of R$18,750, one of R$15,000 and two of R$11,250, and another two additional installments of R$3,750, payable in June 2022 and January 2023. Accordingly, considering the adjusted amount payable at sight and the amount payable in installments and additional installments, the total transaction price is R$421,372.

Newcon was established in 2002 and is one of the main providers of technology for the Brazilian financial system, specialized in software used by consortium managers connected to the main financial conglomerates and carmakers, in addition to the independent ones.

Sinqia Tecnologia conducts operations in the consortium market, and, upon consummation of the transaction, its objectives are to: (i) strengthen its position as leading technology provider for the financial system, with a broad product portfolio and a robust customer base; and (ii) expand the growth paths for digital solutions, accelerating the penetration of digital onboarding solutions, digital signature and digital collection in the consortium market.

In the consolidated financial statements for the year ended December 31, 2022, Newcon reported net revenue of R$93,681 and profit of R$26,293, considering the period after the abovementioned acquisition date.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
c.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	338,872
Payment in installments	82,500
Total consideration transferred	421,372

c.2) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	01/06/2022		01/06/2022
Current assets		Current liabilities

Cash and cash equivalents	3,590	Borrowings and financing	4,066
Trade receivables	2,708	Advances from customers	4,715
Recoverable taxes	758	Trade payables	66
Advances to employees	118	Taxes payable	2,773
Advances to suppliers	79	Payroll and related taxes	2,957
Prepaid expenses	7	Payables	107
Other assets	2,251

Total current assets	9,511	Total current liabilities	14,684

Noncurrent assets		Noncurrent liabilities

Property and equipment	3,788	Provision for legal claims	63,340
Intangible assets	242,212
Deferred income tax on contingencies	21,536

Total noncurrent assets	267,536	Total noncurrent liabilities	63,340

		Total equity	199,023

Total assets	277,047	Total liabilities	277,047

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
c.3) Goodwill on acquisition

Total consideration transferred	421,372

(-) Fair value of the main assets acquired:
Software	(16,730)
Customer portfolio	(195,893)
Trademark	(26,765)
Deferred tax assets	(21,536)

(+) Fair value of the main liabilities assumed:
Contingencies	63,340

(-) Total identifiable net assets at fair value on the acquisition date	1,439

Goodwill on expected future earnings arising on acquisition	222,349

Goodwill expected to be deductible for tax purposes	181,986

The contingent liability of R$63,340 was recognized in view of labor risks in the amount of R$11,777 and tax risks in the amount of R$51,563, referring to the contingency period. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Amount	Useful life	Amortization method

Software	16,730	10 years	Straight-line
Customer portfolio	195,893	15 years	Straight-line
Trademark	26,765	8 years	Straight-line

b)	Mercer Seguridade Ltda.

On July 26, 2021, the parties entered into the share purchase and sale agreement and other covenants, whereby Sinqia Tecnologia acquired 100% of the shares representing the Company’s capital. On February 1, 2022, the Company completed the acquisition of a 100% stake in Mercer Seguridade Ltda., through its subsidiary Sinqia Tecnologia. The transaction involved: (i) the initial amount of R$25,754, disbursed on the acquisition date; (ii) five annual installments of R$1,400, totaling R$7,000; and (iii) a price adjustment as per contract of R$5,298, adjusted by the CDI rate. Accordingly, considering the payments at sight, in installments and adjustments, the final transaction price is R$38,052.

Mercer Seguridade provides services to closed-end supplementary private pension entities, in the participant service, accounting, treasury, risk and social security areas.

Sinqia Tecnologia conducts operations in the private pension market, and, upon consummation of the transaction, its objectives are to: (i) strengthen Sinqia’s position as leading technology provider for the financial system, with a broad product portfolio and a robust customer base; and (ii) reinforce Sinqia’s installed participant base of the closed-end private pension sector.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
In the consolidated financial statements for the year ended December 31, 2022, Mercer reported net revenue of R$25,603 and profit of R$10,118, considering the period after the abovementioned acquisition date.

d.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	25,754
Payment in installments	7,000
Price adjustment as per contract	5,120
Total consideration transferred	37,874

d.2) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	02/01/2022		02/01/2022
Current assets		Current liabilities

Cash and cash equivalents	344	Suppliers and service providers	1
Trade receivables	3,475	Advances from customers	374
		Taxes payable	587
		Payroll and related taxes	2,247

Total current assets	3,819	Total current liabilities	3,209

Noncurrent assets		Noncurrent liabilities

Deferred income tax	837
Intangible assets	24,750	Contingencies	2,462

Total noncurrent assets	25,587	Total noncurrent liabilities	2,462

		Total equity	23,735

Total assets	29,406	Total liabilities	29,406

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
d.3) Goodwill on acquisition

Total consideration transferred	37,874

(-) Fair value of the main assets acquired:
Software	(11,617)
Customer portfolio	(13,133)
Deferred tax assets	(837)

(+) Fair value of the main liabilities assumed:
Contingencies	2,462
Payroll and related taxes	2,246

(-)Total identifiable net assets at fair value on the acquisition date	2,857

Goodwill on expected future earnings arising on acquisition	14,138

Goodwill expected to be deductible for tax purposes	13,123

The contingent liability of R$2,462 was recognized in view of labor risks in the amount of R$328 and tax risks in the amount of R$2,134. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Useful life	Amortization method

Software	12.5 years	Straight-line
Customer portfolio	13 years	Straight-line

c)	Lote45 Participações S.A.

On January 18, 2022, the Company completed the acquisition of a 52% stake in Lote45 Participações Ltda., through its subsidiary Sinqia Tecnologia. The total transaction price initially set forth was R$79,773, consisting of: (i) cash payment of R$76,773; (ii) R$3,000 payable through subscription of shares; and (iii) additional amount payable in 2023, contingent on the net revenue for 2022, estimated at R$24,805 on the acquisition date. Additionally, the transaction provides for the purchase and sale of the remaining portion, based on the exercise price linked to Lote45’s net revenue and EBITDA margin for 2026.

Lote45 was established in 2006 and is specialized in enterprise risk management software used by more than 100 customers in the investment fund industry, mainly family offices and asset managers.

Sinqia Tecnologia conducts operations in the investment fund market, and, upon consummation of the transaction, its objectives are to: (i) strengthen its position as leading technology provider for the financial system, with a broad product portfolio and a robust customer base; and (ii) establish a complete and integrated suite for all investment fund industry players (administrators, custodians, distributors and managers, etc.).

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
In the consolidated financial statements for the year ended December 31, 2022, Lote45 reported net revenue of R$38,414 and profit of R$11,991, considering the period after the abovementioned acquisition date.

e.1) Fair value on the acquisition date of the consideration transferred:

Cash disbursed	91,371
Increase in variable price	24,805
Total consideration transferred	116,176

e.2) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	01/18/2022		01/18/2022
Current assets		Current liabilities

Cash and cash equivalents	2,818	Suppliers and service providers	167
Trade receivables	1,471	Advances from customers	53
Recoverable taxes	7	Taxes payable	745
Advances to employees	21	Payroll and related taxes	1,662
Advances to suppliers	1	Payables	375
Prepaid expenses	13
Other assets	342

Total current assets	4,673	Total current liabilities	3,002

Noncurrent assets		Noncurrent liabilities

Property and equipment	479
Intangible assets	31,855	Contingencies	13,728
		Other payables	315

Total noncurrent assets	32,334	Total noncurrent liabilities	14,043

		Total equity	19,962

Total assets	37,007	Total liabilities	37,007

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
e.3) Goodwill arising on the acquisition of equity interests:

Total consideration transferred	116,176

(-) Fair value of the main assets acquired:
Software	(11,279)
Trademark	(12,845)
Customer portfolio	(7,732)

(+) Fair value of the main liabilities assumed:
Contingencies	13,728

(-) Total identifiable net assets at fair value on the acquisition date	1,853

(-) Total amount of non-controlling interests	(9,600)

Goodwill on expected future earnings arising on acquisition	105,795

Goodwill expected to be deductible for tax purposes	88,022

The contingent liability of R$13,728 was recognized in view of labor and social security risks in the amount of R$8,043, tax risks in the amount of R$5,721 and other risk exposures in the amount of R$258, referring to the contingency period. As at December 31, 2022, there was no change in the amounts recognized since the acquisition date for the liability or in the expected amount ranges or also in the assumptions used for estimation.

The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Useful life	Amortization method

Software	7.5 years	Straight-line
Trademark	6.7 years	Straight-line
Customer portfolio	2.1 years	Straight-line

d)	Compliasset

On March 7, 2023, the Company completed the acquisition of a 60% stake in Compliasset Software e Soluções Digitais S.A., through its subsidiary Sinqia Tecnologia Ltda. The transaction involved (i) initial amount of R$17,700 payable at sight, (ii) retained portion of R$300 payable within 150 days after the acquisition date, and (iii) variable portion contingent on the net revenue for the period from August 1, 2023 to July 31, 2024. Additionally, the transaction provides for the purchase and sale of the remaining portion in 2026 and exercise price linked to Compliasset’s net revenue and adjusted EBITDA margin for 2025.

Compliasset was established in 2016 in reliance upon the legal expertise of one of its founders in relation to the compliance for the capital market. It has more than 230 customers in the capital market and offers an IT solution that supports compliance and privacy programs in a holistic manner. After some time, it has expanded its activities to other markets, such as the Closed-end Supplementary Private Pension Entities, building a strong partnership with the Brazilian Association of Closed-end Supplementary Private Pension Entities (Abrapp).

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
The acquisition is an integral part of Sinqia’s strategy towards expanding its portfolio of technology solutions for the financial system. Upon the acquisition of Compliasset, Sinqia’s portfolio now comprises a product for managing regulatory compliance programs, within SaaS model, which expands its customer portfolio.

The goodwill of R$14,431, arising on the difference between the amount paid and the acquiree’s equity, was evaluated by an independent valuation company and corresponds to the amount of the future economic benefits (goodwill) arising from the synergies that are expected to obtain upon the acquisition carried out.  The acquisition expands even further the offer of Sinqia’s solutions and reinforces the Company’s strategy of building a complete ecosystem to serve the financial system. With the inclusion of Compliasset in its portfolio, Sinqia expands its position as one-stop-shop for the customers, bringing one more Software as a Service (SaaS), Plug & Play solution, available in the Cloud focused on Regulatory Compliance Management.

In the consolidated interim information for the quarter ended June 30, 2023, Compliasset reported net revenue of R$2,273 and profit of R$673, considering the period after the abovementioned acquisition date.

The Company hired a third-party appraiser to conduct fair value measurement studies on the main assets acquired and liabilities assumed; as Sinqia holds less than 100% interest in the acquiree, the fair value of the non-controlling interests was determined by applying the effective percentage rate of the non-controlling interests on the subsidiaries’ equity at fair value.

a) Fair value on the acquisition date of the consideration transferred:

60%
Cash disbursed	16,448
Price adjustment as per contract	300
Increase in variable price (Earn Out)	4,917
Total consideration transferred	21,665

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
b) Assets and liabilities recognized at fair value on the acquisition date:

ACQUIREE’S BALANCE SHEET

	03/07/2023		03/07/2023
Current assets		Current liabilities

Cash and cash equivalents	2	Suppliers and service providers	33
Short-term investments	640	Taxes payable	164
Trade receivables	628	Payroll and related taxes	135
Recoverable taxes	-	Dividends	1,168
Advances to suppliers	102
Prepaid expenses	24

Total current assets	1,396	Total current liabilities	1,500

Noncurrent assets		Noncurrent liabilities

Trade receivables	12	Leases	100
Property and equipment	194	Contingencies	2,997
Intangible assets	15,052

Total noncurrent assets	15,258	Total noncurrent liabilities	3,097

		Total equity	12,057

Total assets	16,654	Total liabilities	16,654

c) Goodwill arising on the acquisition of equity interests

Total consideration transferred	21,665

(-) Fair value of the main assets acquired:
Software	6,204
Trademark	1,527
Customer portfolio	7,321

(+) Fair value of the main liabilities assumed:
Contingencies	2,997

(-) Total identifiable net assets at fair value on the acquisition date	1

(+) Total amount of non-controlling interests	4,823

Goodwill on expected future earnings arising on acquisition	14,432

Goodwill expected to be deductible for tax purposes	13,886

The contingent liability of R$2,997 was recognized in view of labor and social security risks in the amount of R$1,891 and tax risks in the amount of R$1,106, referring to the contingency period. As at June 30, 2023, R$166 relating to tax risks was written off due to the statute of limitations but there was no change in the expected amount ranges or also in the assumptions used for estimation.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
The table below shows the intangible assets acquired that were not initially recorded in the acquiree’s accounting records, as well as the estimated useful life and amortization method:

Intangible assets	Useful life	Amortization method

Software	5 years	Straight-line
Trademark	9.8 years	Straight-line
Customer portfolio	14.6 years	Straight-line

Also, the Company states that the assets and liabilities recognized at fair value arising from business combinations disclosed in 2022 were not subject to changes.

27	EVENTS AFTER THE REPORTING PERIOD

a)	Payment of interest on capital

On July 20, 2023, the Board of Directors approved the advance of the payment date of the interest on capital for FY2022 to July 31, 2023.

The distribution of interest on capital was approved at the Annual General Meeting (“AGM”) held on April 27, 2023, in the amount of R$4,690,007.39, corresponding to R$0.055404594 per share issued by the Company (without considering treasury shares), subject to withholding income tax at the rate of 15%.

The individuals registered as the Company’s shareholders on May 5, 2023, will be entitled to receive interest on capital and payment will be made in local currency, in one single installment, on July 31, 2023.

b)	Business combination

On July 20, 2023, the Company discloses that it has entered into, after approval by its Board of Directors, the Merger Agreement and Other Covenants (“Merger Agreement”) with Evertec, Inc., a company listed on the New York Stock Exchange (NYSE), with head office in Puerto Rico (“Evertec Inc.”), and with Evertec Brasil Informática S.A., a privately-held company established in Brazil, enrolled with CNPJ under No. 06.187.556/0001-15, with head office in the City of São Paulo (“Evertec BR” and, together with Evertec Inc., “Evertec”), whereby the terms and conditions of a business combination between the Company and Evertec BR were agreed, through the merger of the Company’s shares (“Transaction”).

The Company’s Board of Directors was advised by and received a fairness opinion from Banco BTG Pactual S.A. about the reasonableness of the exchange ratio and the Transaction financial terms and concluded that the respective terms and conditions are fair and equitable for all Company’s shareholders.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
Transaction structure

As set forth in the Merger Agreement, the parties agreed that the integration of the Company’s and Evertec BR’s activities will be implemented through (i) the merger of all shares issued by the Company into Evertec BR (“Merger of Shares”), upon assignment to the Company’s shareholders of mandatorily redeemable Class A and Class B preferred shares issued by Evertec BR; and (ii) the redemption of all these new redeemable preferred shares of Evertec BR (“Redemption of Shares”), upon payment of the amount in cash and delivery of Level I BDRs accepted for trading at B3, whose underlying assets will be Class A shares issued by Evertec Inc.  (“BDR”) traded at the NYSE.

The Merger of Shares will be carried out based on the following exchange ratio: for each share issued by the Company (i) one mandatorily redeemable Class A preferred share issued by Evertec BR; and (ii) mandatorily redeemable Class B preferred share issued by Evertec BR, will be assigned.

The Redemption of Shares will be carried out based on the following: (a) each Class A preferred share issued by Evertec BR will be redeemed upon Transaction closing at the amount of R$24.47; and (b) each Class B preferred share issued by Evertec BR will be redeemed upon Transaction closing through the delivery of BDRs backed by 0,014354 shares issued by Evertec Inc., whose amount on this date corresponds to R$2.72. The positive variation of the SELIC rate calculated on the base amount of R$27.50 will be added to the redemption amount of Class A preferred shares issued by Evertec BR, between this date and the Transaction consummation date, it being understood that the adjustment amount cannot exceed R$1.00 per Class A preferred share, except in those cases set forth in the Merger Agreement. Additionally, Evertec will apply its best effort to promote a repurchase program for BDRs accepted for trading at B3 after the Transaction closing.

Transaction conditions precedent

The Transaction closing is subject to the fulfillment of conditions precedent usual for this type of transaction, including (i) the approval, by the Company’s shareholders, (a) of the Merger of Shares, pursuant to article 252 of the Brazilian Corporate Law, including the respective protocol; and (b) the consent provided for in article 46, sole paragraph of the “Novo Mercado” Regulation; (ii) the obtainment of waiver from the holders (a) of the 2nd issuance of simple, non-convertible, unsecured debentures, with real and additional fidejussory guarantee, in one single series and (b) of the 3rd issuance of simple, non-convertible, unsecured debentures, with real and additional fidejussory guarantee, in one single series; and (iii) the registration of the Level I BDRs by Evertec Inc. with the CVM for trading at B3.

Exclusivity

Pursuant to the Merger Agreement, the Company assumed an exclusivity commitment to Evertec to consummate the Transaction, which failure to comply by the Company will give rise to a fine in the amount corresponding to 5% of the Transaction amount. In case of non-approval of the Transaction by the Company’s shareholders, the exclusivity period ends with no fine or penalty for the Company. Right of recourse – The Company informs that the Merger of Shares will give rise to the right of recourse for the Company’s dissenting shareholders. The details on the exercise of the right of recourse, including the reimbursement amount, will be timely disclosed to the market.

SINQIA S.A. NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2023 (In thousands of Brazilian reais - R$)
Other commitments

Within the scope of the Transaction, the holders of the Company’s shares representing more than 40% of the total voting shares entered into certain Voting Agreements, which establish these shareholders’ obligation to vote favorably to the Transaction approval at the Company’s general meeting. Also, during the term of the Voting Agreements, these shareholders agreed not to sell or otherwise dispose of their Company’s shares until the Company’s general meeting.

Interest on capital declared at the Annual General Meeting

The payment of interest on capital declared at the Company’s Annual General Meeting, which was scheduled to be made between August 31, 2023 and the end of the FY2023, will be anticipated and paid up to July 31, 2023. A Notice to the Shareholders on the payment of interest on capital will be disclosed on a timely basis.

Next stages

After the preparation of the valuation report and proforma financial statements, in accordance with CVM Resolution 78/22, the Company’s Board of Directors will approve the execution of the share merger agreement. It will also provide details and recommendations to the shareholders regarding this transaction. On the same date, the Company’s Supervisory Board will issue its opinion on the transaction. The general shareholders’ meeting will be called soon to make decisions on the transaction.

On August 14, 2023, Sinqia announced that, upon approval by the Board of Directors and issuance of favorable opinion by the Supervisory Board, it has entered into the “Protocol and Justification of Merger of Shares Issued by Sinqia S.A. into Evertec Brasil Informática S.A.” with Evertec Brasil Informática S.A. This Protocol defines the terms and conditions of the merger of the Company’s shares into Evertec BR, as part of the business combination transaction described in the agreement entered into between the companies on July 20, 2023.

Due to this agreement, the Company’s Extraordinary General Meeting was called to be held on September 14, 2023. The meeting will decide on matters such as the Protocol and merger of the shares, including the delivery of preferred shares and other amounts as part of the transaction. It will also decide whether Evertec BR will be discharged from joining the “Novo Mercado” segment of B3 S.A. - Brasil, Bolsa, Balcão. Also, the meeting will discuss the termination of Sinqia’s Stock Plan after the delivery of the shares to the beneficiaries.